Exhibit 4.348

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 167992 dated December 29, 2016

To render

telecommunication services for provision

of communication channels

This license has been granted to

Public Joint Stock Company

“Mobile TeleSystems”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN/INN)

7740000076

Principal place of business (residence):

109147, Moscow, Marksistskaya St., 4

The territory of the services is specified in appendix hereto.

This license is valid through:

December 29, 2021

This license is granted based on the decision of the licensing authority - Order No. 638- рчс dated September 03, 2018

This license has an appendix which is as an integral part hereof and executed in two sheets

Deputy Head	/signature/ A.A. Pankov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR
SUPERVISION IN THE SPHERE
OF COMMUNICATIONS,
INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296